EXHIBIT 10.1

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is dated as of August 19, 2019, by and between Community First Bancshares, Inc., a Federal corporation (“Community First Bancshares”), Community Interim Corporation, a Georgia corporation (“Acquisition Corporation”), and the stockholder of ABB Financial Group, Inc., a Georgia corporation (“ABB Financial Group”), executing this Agreement on the signature page hereto (the “Stockholder”).

RECITALS

A.    Concurrently with the execution of this Agreement, Community First Bancshares, Acquisition Corporation and ABB Financial Group have entered into an Agreement and Plan of Merger (the “Merger Agreement”) which provides, among other things, for the merger (the “Merger”) of ABB Financial Group with and into Acquisition Corporation upon the terms and subject to the conditions set forth therein.

B.    As of the date hereof, the Stockholder is the record or Beneficial Owner (as defined below) of that number of ABB Financial Group Common Shares (as hereinafter defined) set forth below the Stockholder’s name on the signature page hereto.

C.    As a condition to Community First Bancshares’ and Acquisition Corporation’s willingness to enter into and perform their obligations under the Merger Agreement, the Stockholder has agreed to enter into this Agreement.

NOW THEREFORE, the parties hereto agree as follows:

I.    CERTAIN DEFINITIONS

1.1.    Capitalized Terms. Capitalized terms used in this Agreement and not defined herein have the meanings ascribed to such terms in the Merger Agreement.

1.2.    Other Definitions. For the purposes of this Agreement:

“ABB Financial Group Common Share” means a share of common stock, no par value per share, of ABB Financial Group, including for purposes of this Agreement all shares or other voting securities into which any ABB Financial Group Common Share may be reclassified, sub-divided, consolidated or converted and any rights and benefits arising therefrom (including any dividends or distributions of securities which may be declared with respect to ABB Financial Group Common Shares).

“Beneficial Owner” or “Beneficial Ownership” with respect to any securities means having “beneficial ownership” of such securities, as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

“Transfer” means, with respect to a security, the sale, grant, assignment, transfer, pledge, hypothecation, encumbrance, constructive sale, or other disposition of such security or the Beneficial Ownership thereof (including by operation of law), or the entry into of any contract, agreement or other obligation to effect any of the foregoing, including, for purposes of this Agreement, the transfer or sharing of any voting power of such security.

II.    SUPPORT OBLIGATIONS OF THE STOCKHOLDER

2.1.    Agreement to Vote. Subject to the terms of this Agreement, the Stockholder irrevocably and unconditionally agrees that from and after the date hereof, at any meeting (whether annual or special, and at each adjourned or postponed meeting) of stockholders of ABB Financial Group, however called, or in connection with any written consent of ABB Financial Group’s stockholders, the Stockholder will (x) appear at each such meeting or otherwise cause all of its Owned Shares (as hereinafter defined) to be counted as present thereat for purposes of calculating a quorum, and respond to each request by ABB Financial Group for written consent, if any, and (y) vote (or consent), or cause to be voted (or validly execute and return and cause consent to be granted with respect to), all of the Stockholder’s ABB Financial Group Common Shares Beneficially Owned by the Stockholder as of the applicable record date (including any ABB Financial Group Common Shares that the Stockholder may acquire after the date hereof, the “Owned Shares”) and all other voting securities of or equity interests in ABB Financial Group: (i) in favor of the adoption or approval of the Merger Agreement and the transactions contemplated thereby, including any amendments thereto (whether or not recommended by the Board of Directors of ABB Financial Group), and (ii) against any action, agreement, transaction or proposal that (A) is made in opposition to, or in competition or inconsistent with, the Merger or the Merger Agreement, (B) relates to an Acquisition Proposal or Superior Proposal, or (C) could otherwise prevent, impede or delay the consummation of the Merger or the other transactions contemplated by the Merger Agreement, and (z) not vote or execute any written consent to rescind in any manner any prior vote or written consent adopting or approving the Merger Agreement. Notwithstanding the foregoing, the voting agreements in this Section 2.1 shall not apply to (i) any Owned Shares over which the Stockholder lacks voting power or (ii) any Owned Shares over which the Stockholder has or shares voting power solely in a fiduciary capacity on behalf of any other person(s) if the Stockholder determines in good faith that such a vote would cause a breach of fiduciary duties to such other person(s).

2.2.    No Solicitation. The Stockholder agrees that it will comply with Section 6.10 of the Merger Agreement, which Section is incorporated by reference herein. The foregoing shall not restrict or limit the ability of any Person who is a director of ABB Financial Group to exercise the Stockholder’s fiduciary duties or to take any action in his or her capacity as a director of ABB Financial Group to the extent expressly permitted by the Merger Agreement.

2.3.    Restrictions on Transfer. Except as otherwise agreed to by Community First Bancshares and Acquisition Corporation (which consent shall not be unreasonably withheld, delayed or conditioned), the Stockholder agrees that from and after the date hereof, to not (a) tender into any tender or exchange offer or otherwise directly or indirectly Transfer any Owned Shares (or any rights, options or warrants to acquire ABB Financial Group Common Shares), or (b) grant any proxies with respect to the Stockholder’s Owned Shares, deposit the Stockholder’s Owned Shares into a voting trust, enter into a voting agreement with respect to any of the Stockholder’s Owned Shares or otherwise restrict the ability of the Stockholder to freely exercise all voting rights with respect thereto, provided, however, that the Stockholder shall be permitted to Transfer Owned Shares to any person (a “Transferee”) in the case of (i) a gift or similar estate planning transaction if, and only if, such Transferee agrees in writing to be bound by the terms of this Agreement and the Stockholder provides at least two (2) days prior written notice (which shall include the written consent of the Transferee agreeing to be bound by the terms of this Agreement) to Community First Bancshares and Acquisition Corporation, (ii) a bequest of Stockholder’s Owned Shares by will or operation of law, in which case this Agreement shall bind the transferee, or (iii) the surrender Stockholder’s Owned Shares to ABB Financial Group in connection with the vesting, settlement or exercise of ABB Financial Group equity awards to satisfy any withholding for the payment of taxes incurred in connection with such vesting, settlement or exercise, or, with respect to ABB Financial Group equity awards, the exercise price thereon. Any action attempted to be taken in violation of the preceding sentence will be null and void.

III.     GENERAL

3.1.    Representations and Warranties of Stockholder. The Stockholder represents and warrants to Community First Bancshares and Acquisition Corporation that: (x) the Stockholder has the capacity to enter into this Agreement and that it is a valid and binding obligation enforceable against the Stockholder in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors’ rights and general equitable principles; (y) the execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations under this Agreement will not, require such Stockholder to obtain any consent, approval, authorization or permit; and (z) neither the execution and delivery of this Agreement by such Stockholder nor compliance by such Stockholder with any of the provisions hereof shall (i) result in, or give rise to, a violation or breach of or a default under any of the terms of any contract, understanding, agreement or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of its Owned Shares may be bound, or (ii) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation.

3.2.    Governing Law. This Agreement and any controversies arising with respect hereto shall be construed in accordance with and governed by the laws of the State of Georgia (without regard to principles of conflict of laws that would apply the law of another jurisdiction).

3.3.    Amendments. This Agreement may not be amended except by written agreement signed by Community First Bancshares, Acquisition Corporation and by the Stockholder.

3.4.    Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement.

3.5.    Counterparts; Execution. This Agreement may be executed in any number of counterparts, all of which are one and the same agreement. This Agreement may be executed by facsimile or pdf signature by any party and such signature is deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.

3.6.    Effectiveness and Termination. This Agreement will become effective when Community First Bancshares and Acquisition Corporation have received counterparts signed by the Stockholder and shall terminate on the date that the Merger is approved by ABB Financial Group stockholders. In the event the Merger Agreement is terminated in accordance with its terms, this Agreement shall automatically terminate and be of no further force or effect. Upon any such termination, except for any rights any party may have in respect of any breach by any other party of its or his obligations hereunder, none of the parties hereto shall have any further obligation or liability hereunder.

3.7.    Enforcement Costs. In any legal action or other proceeding relating to this Agreement and the transaction contemplated hereby or if the enforcement of any provision of this Agreement is brought by any party against the other party, the prevailing party in such action or proceeding shall be entitled to recover all reasonable expenses relating thereto (including reasonable attorneys’ fees and expenses, court costs and expenses incident to arbitration, appellate and post-judgment proceedings) from the party against whom such action or proceeding is brought, in addition to any other relief to which such prevailing party may be entitled.

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IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed as of the date first above written.

COMMUNITY FIRST BANCSHARES, INC.

By:

Name:
Title:

COMMUNITY INTERIM CORPORATION

By:

Name:
Title:

(Stockholder signature page follows)

STOCKHOLDER

Signature:

Stockholder Name:

Title, if applicable:

Owned Shares:

Notice Address: